EXHIBIT 99.1

CONTACTS:	NEWS RELEASE

Media Relations:	Investor Relations:
Brett Kerr	Bryan Kimzey
713-830-8809	713-830-8775
brett.kerr@calpine.com	bryan.kimzey@calpine.com

Calpine Agrees to Sell Six Southeast Power Plants for $1.57 Billion

To Divest 3.5 GW of Non-core Assets

Transaction Highlights:

•	Unlocks shareholder value from non-core, underappreciated assets

•	Accelerates utilization of net operating losses to offset projected taxable gains

•	Divesting expected full year 2014 Adjusted EBITDA and Adjusted Free Cash Flow of approximately $100 million and $70 million, respectively

•	Capital redeployment expected to be accretive to Adjusted Free Cash Flow Per Share

(HOUSTON, Texas) April 18, 2014 – Calpine Corporation (NYSE:CPN) today announced that it has agreed to sell six power plants in its Southeast region to LS Power for $1.57 billion in cash, subject to working capital and other adjustments. The portfolio of assets comprises 3,498 MW of combined-cycle generation capacity in Oklahoma, Louisiana, Alabama, Florida and South Carolina.

“Today’s announcement represents substantial progress toward the achievement of one of our top strategic priorities – the monetization of our Southeast portfolio,” said Calpine’s Chief Executive Officer Jack Fusco. “This transaction enables us to capture that value for our shareholders today, to accelerate the usage of our net operating losses and to deliver meaningful Adjusted Free Cash Flow Per Share accretion.

“Consistent with our track record, we will continue to be opportunistic in our deployment of the capital generated from this sale, whether paying down debt, investing in acquisition or development opportunities or repurchasing our own shares of common stock,” added Fusco. “Meanwhile, I want to thank the talented professionals at these plants for their dedication to operational excellence that has helped advance Calpine toward its vision of being the premier power generation company in the United States.”

Calpine expects to utilize existing federal and state net operating losses to almost entirely offset the projected taxable gains from the sale. In addition, none of the assets included in the transaction are directly encumbered with project debt. Therefore, the transaction is expected to result in net cash proceeds of approximately $1.53 billion, which the company intends to allocate in a balanced manner that maintains leverage neutrality and is accretive to Adjusted Free Cash Flow Per Share.

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Calpine Agrees to Sell Six Southeast Power Plants for $1.57 Billion

April 18, 2014

The six assets included in the transaction represent an aggregate capacity of 3,498 MW of combined-cycle generation resources:

Plant Name	Plant Capacity	Location
Oneta Energy Center	1,134 MW	Coweta, OK
Carville Energy Center(1)	501 MW	St. Gabriel, LA
Decatur Energy Center	795 MW	Decatur, AL
Hog Bayou Energy Center	237 MW	Mobile, AL
Santa Rosa Energy Center	225 MW	Pace, FL
Columbia Energy Center(1)	606 MW	Calhoun County, SC

Total	3,498 MW

(1)	Indicates combined-cycle cogeneration power plant.

The divestiture of these assets will better align Calpine’s asset base with its strategic focus on competitive wholesale power markets, most notably those in its core regions: the Western U.S. (particularly California), Texas and the Eastern U.S. (particularly the Mid-Atlantic). Following the close of the sale, Calpine will retain ownership of four natural gas-fired power plants located in the Southeast totaling 1,738 MW in Arkansas, Alabama and Florida. The Company will continue to pursue opportunities to monetize the value of these assets through contract or sale, consistent with its strategic objectives.

Along with the power plants and related assets, the transaction also includes the sale of customary parts and services. The transaction is expected to close in the second quarter of 2014, pending receipt of necessary regulatory approvals and third-party consents. LS Power and its affiliates have agreed not to trade in the Company’s stock until the close of the transaction.

White and Case LLP served as Calpine’s outside legal counsel in this transaction.

About Calpine

Calpine Corporation generates more electricity than any other independent power producer in America, with a fleet of 94 power plants in operation or under construction, representing more than 29,000 megawatts of generation capacity. Serving customers in 20 states and Canada, we specialize in developing, constructing, owning and operating natural gas-fired and renewable geothermal power plants that use advanced technologies to generate power in a low-carbon and environmentally responsible manner. Our clean, efficient, modern and flexible fleet is uniquely positioned to benefit from the secular trends affecting our industry, including the abundant and affordable supply of clean natural gas, stricter environmental regulation, aging power generation infrastructure and the increasing need for dispatchable power plants to successfully integrate intermittent renewables into the grid. We focus on competitive wholesale power markets and advocate for market-driven solutions that result in nondiscriminatory forward price signals for investors. Please visit www.calpine.com to learn more about why Calpine is a generation ahead – today.

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Calpine Agrees to Sell Six Southeast Power Plants for $1.57 Billion

April 18, 2014

Non-GAAP Financial Measures

Calpine provides certain non-GAAP financial measures to investors because it believes they are useful to investors and other users of its financial statements in evaluating operating performance by providing them with an additional tool to compare business performance across companies and across periods. As used in this press release, the terms Adjusted EBITDA and Adjusted Free Cash Flow with respect to certain full year 2014 results for the divested assets are consistent with the definitions of such terms in Calpine’s earnings releases which can be accessed via the SEC’s website at www.sec.gov and are as follows:

Adjusted EBITDA represents net income (loss) attributable to Calpine before net (income) loss attributable to the noncontrolling interest, interest, taxes, depreciation and amortization, adjusted for certain non-cash and non-recurring items. Adjusted EBITDA is not intended to represent cash flows from operations or net income (loss) as defined by U.S. GAAP as an indicator of operating performance and is not necessarily comparable to similarly titled measures reported by other companies.

Adjusted Free Cash Flow represents net income before interest, taxes, depreciation and amortization, as adjusted, less operating lease payments, major maintenance expense and maintenance capital expenditures, net cash interest, cash taxes and other adjustments, including non-recurring items. Adjusted Free Cash Flow is a performance measure and is not intended to represent net income (loss), the most directly comparable U.S. GAAP measure, or liquidity and is not necessarily comparable to similarly titled measures reported by other companies.

A reconciliation of such expected non-GAAP financial measures to the most directly comparable GAAP measure for the divested assets is not included at this time since it is not currently available without unreasonable effort due to the fact that the Company has not traditionally maintained such information on a separate basis for the divested assets; however, the Company intends to provide updated guidance and related reconciliations for its 2014 operations as a whole giving effect to the expected divestiture in its quarterly earnings release for the first quarter of 2014.

Forward-Looking Information

In addition to historical information, this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will,” “should,” “estimate,” “potential,” “project” and similar expressions identify forward-looking statements. Such statements include, among others, those concerning expected financial performance and strategic and operational plans, as well as assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Please see the risks identified in this release or in Calpine’s reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, the risk factors identified in its Annual Report on Form 10-K for the year ended Dec. 31, 2013. These filings are available by visiting the Securities and Exchange Commission’s website at www.sec.gov or Calpine’s

Calpine Agrees to Sell Six Southeast Power Plants for $1.57 Billion

April 18, 2014

website at www.calpine.com. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond our ability to control or predict. Our forward-looking statements speak only as of the date of this release. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and, other than as required by law, Calpine undertakes no obligation to update any such statements, whether as a result of new information, future events, or otherwise.

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